EXHIBIT 10.3

ASSIGNMENT OF MEMBERSHIP

INTERESTS

This Assignment of Membership Interests (this “Assignment”) dated effective as of December 22, 2020 (the “Effective Date”) is entered into by and between Camber Energy, Inc., a Nevada corporation (“Camber”) and Viking Energy Group, Inc., a Nevada corporation (“Viking”).

RECITALS:

A.Camber and Viking are parties to that certain Securities Purchase Agreement (the “SPA”), dated December 22, 2020, relating to the purchase by Camber of shares of common stock in the capital of Viking.

B. Pursuant to the SPA, Camber has agreed to transfer to Viking all of the issued and outstanding membership interests owned by Camber of Elysium Energy Holdings, LLC (the “Elysium Interests”).

C. In accordance with the SPA, Camber desires to transfer all of the Elysium Interests to Viking, and Viking desires to accept the Elysium Interests from the Viking.

NOW, THEREFORE, the parties to this Assignment hereby agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Agreement.

2. Assignment of Elysium Interests. In accordance with the Agreement and in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, and effective as of the Effective Date, the Camber hereby sells, assigns, transfers, conveys and delivers to Viking, and Viking hereby purchases and accepts, all of the Elysium Interests free and clear of all encumbrances.

3. Future Cooperation. Camber and Viking mutually agree to execute any further deeds, bills of sale, assignments, or other documents as may be reasonably requested by the other party for the purpose of giving effect to, evidencing or giving notice of the transaction evidenced by this Assignment.

4. SPA. The transfer of the Elysium Interests to Viking are subject to the terms and conditions of the SPA.

5. Amendment and Modification; Waiver. This Assignment may be amended, modified and supplemented only by written instrument duly authorized and executed by Camber and Viking. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by either party hereto of a breach of any provision of this Assignment shall not operate or be construed as a waiver of any other provision or breach

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6. Governing Law. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without regard to conflict of law principles.

7. Inconsistencies with Agreement. Notwithstanding anything to the contrary contained herein, the terms of this Assignment are subject to the terms, provisions, conditions and limitations set forth in the Agreement, and this Assignment is not intended to supersede or alter the obligations of the parties to the SPA, which shall survive the execution and delivery of this Assignment. In the event of any inconsistencies between the terms of this Assignment and the terms of the SPA, the parties agree that the terms of the SPA shall control.

8. Counterparts. This Assignment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

9. Severability. If any provision of this Assignment is determined to be invalid or unenforceable, in whole or in part, it is the parties’ intention that such determination will not be held to affect the validity or enforceability of any other provision of this Assignment, which provisions will otherwise remain in full force and effect.

10. Successors and Assigns. This Assignment will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

CAMBER ENERGY, INC.

/s/ Louis G. Schott
Name: Louis G. Schott
Title: Interim Chief Executive Officer

VIKING ENERGY GROUP, INC.

/s/ James A. Doris
Name: James A. Doris
Title: Chief Executive Officer

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